FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2021 RESULTS
•Occupancy of 97.1%, Up 50 Basis Points from 2Q21; Cash Same Store NOI Grew 6.9%
•15% Cash Rental Rate Increase on 2021 Rollovers and New Leases Signed To-Date; 19% Cash Rental Rate Increase on 2022 Rollovers Signed To-Date
•Pre-leased 1.1 Million Square Feet At First Park @ PV303 in Phoenix Including Expansion and First Wilson Logistics Center I in the Inland Empire
•Started Three Developments Totaling 691,000 Square Feet, Estimated Investment of $108 Million
•Three Planned Development Starts for Fourth Quarter Totaling 800,000 Square Feet, Estimated Investment of $130 Million
•In-Process Developments Plus Planned 4Q21 Starts Total $725 Million of Estimated Investment and 6.4 Million Square Feet
•Raised $59 Million of Net Proceeds Via At-The-Market Equity Offering Program
•Closed $750 Million Unsecured Revolving Credit Facility and $200 Million Unsecured Term Loan
•Increased 2021 FFO Guidance By $0.02 at Midpoint to $1.95 Per Share/Unit

CHICAGO, October 20, 2021 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2021. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.33, compared to $0.28 a year ago and third quarter FFO was $0.51 per share/unit on a diluted basis, compared to $0.49 per share/unit a year ago. Excluding approximately $0.04 per share/unit of income related to the final settlement of an insurance claim, third quarter 2020 FFO was $0.45 per share/unit.

“Our team continued its strong performance in the quarter producing excellent portfolio results and executing on our investment strategy,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We are achieving strong rent growth across our markets while driving external growth through our expanding development pipeline.”

Portfolio Performance

•In service occupancy was 97.1% at the end of the third quarter of 2021, compared to 96.6% at the end of the second quarter of 2021, and 96.3% at the end of the third quarter of 2020.
•Third quarter 2021 same property cash basis net operating income before termination fees (“SS NOI”) increased 6.9%.
•Cash rental rates increased 22.8% and increased 36.2% on a straight-line basis in 3Q21.
•Cash rental rate growth on the 98% of 2021 rollovers completed and new leases signed to-date is 15.3%.

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•The Company, to-date, has signed approximately 29% of 2022 rollovers by square footage at a cash rental rate increase of approximately 19.0%.

Development Leasing

During the third quarter and fourth quarter to-date, the Company:
•Leased its 548,000 square-foot First Park @ PV303 Building C in Phoenix prior to completion and signed an agreement for a 254,000 square-foot expansion with the tenant.
•Leased 100% of the 303,000 square-foot First Wilson Logistics Center I in the Inland Empire. The lease is expected to commence upon completion in the first quarter of 2022.
•Leased 100% of its 28,000 square-foot port-centric redevelopment in the South Bay submarket of Los Angeles.

Investment and Disposition Activities

In the third quarter, the Company:
•Commenced development of three projects totaling 691,000 square feet, with an estimated total investment of $108 million comprised of:
◦First Park Miami Building 1 in South Florida - 219,000 square feet; 50% pre-leased; $39 million estimated investment.
◦First Loop Logistics Park in Central Florida - four buildings totaling 344,000 square feet; $45 million estimated investment.
◦First Steele in Seattle - 129,000 square feet; $24 million estimated investment.
•Acquired a 39,000 square-foot building in Fremont in Northern California for $8 million.
•Acquired three sites totaling 122 net acres in the Inland Empire East and Denver for $59 million that are developable up to 2.1 million square feet.
•Sold six buildings and four units totaling 159,000 square feet located in Detroit and South Florida for $14 million.

In the fourth quarter, the Company:
•Plans to commence development of three projects totaling 800,000 square feet, with an estimated total investment of $130 million comprised of:
◦First Pioneer Logistics Center in the Inland Empire - 461,000 square feet; $73 million estimated investment.
◦FirstGate Commerce Center in South Florida - 132,000 square feet; $24 million estimated investment.
◦First Bordentown Logistics Center in New Jersey - 208,000 square feet; $33 million estimated investment, includes $8 million for site acquisition in 4Q21.
•Acquired two additional sites comprised of ten acres in the Inland Empire and Northern California for a total of $10 million.
•Sold four buildings totaling 90,000 square feet located in Detroit for $7 million.

“Our team is creating value for shareholders by delivering high quality distribution facilities to serve the logistics needs for tenants operating in a range of industries,” said Johannson Yap, chief investment officer. “We will have $725 million of development projects underway including our three planned fourth quarter starts and we continue to replenish our pipeline by sourcing and entitling land in high-barrier locations.”

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Capital

During the third quarter, the Company:
•On July 7, 2021, closed a $750 million senior unsecured revolving credit facility which amended and restated its previous facility. The facility matures on July 7, 2025 and has two six-month extension options. The agreement provides for interest-only payments currently at an interest rate of LIBOR plus 77.5 basis points based on the Company's current credit ratings and consolidated leverage ratio which is a 32.5 basis point reduction in the credit spread compared to the prior facility.
•On July 7, 2021, closed a new unsecured term loan facility that refinances its $200 million unsecured term loan facility previously scheduled to mature on July 15, 2021. The new term loan matures on July 7, 2026 and provides for interest-only payments currently at an interest rate of LIBOR plus 85 basis points based on the Company's current credit ratings and consolidated leverage ratio which is a 65 basis point reduction in the credit spread compared to the prior term loan. With the interest rate swap agreements in place, the fixed interest rate on the new term loan is 1.84%.
•Issued 1.1 million shares of its common stock at an average price of $55.35 per share through its “at-the-market” equity offering program generating approximately $59 million in net proceeds.

Outlook for 2021

“We are raising our full year FFO per share guidance for 2021 by $0.02 at the midpoint due to our strong third quarter performance and our outlook for the fourth quarter,” added Mr. Baccile. “With strategic land positions that support the development of more than 16 million square feet of additional space, we are well-positioned for future growth.”

	Low End of	High End of
	Guidance for 2021	Guidance for 2021
	(Per share/unit)	(Per share/unit)
Net Income	$1.48	$1.52
Add: Real Estate Depreciation/Amortization	0.98	0.98
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision Including Joint Ventures, Through October 20, 2021	(0.53)	(0.53)

FFO (NAREIT Definition)	$1.93	$1.97

The following assumptions were used for guidance:
•In service occupancy at year-end fourth quarter of 96.75% to 97.75%. This implies a full year quarter-end average in service occupancy of 96.5% to 96.8%, an increase of 15 basis points at the midpoint.
•Fourth quarter SS NOI growth on a cash basis before termination fees of 6.0% to 7.5%. This implies a quarterly average SS NOI growth for the full year 2021 of 4.3% to 4.7%, an increase of 25 basis points at the midpoint. Same Store revenues for the full year 2020 excludes approximately $1 million of insurance settlement gain relating to a building destroyed by fire in 2016.
•General and administrative expense of approximately $34 million to $35 million, an increase of $1 million at the midpoint.
•Includes the incremental costs expected in 2021 related to the Company’s developments completed and under construction as of September 30, 2021 and the aforementioned planned fourth quarter starts of First Pioneer Logistics Center, FirstGate Commerce Center and First Bordentown Logistics Center. In total, the Company expects to capitalize $0.08 per share of interest in 2021.

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•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, October 21, 2021 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 2499227. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2021 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 67.7 million square feet of industrial space as of September 30, 2021. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including

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changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Statements of Operations and Other Data:
Total Revenues	$121,082	$116,194	$354,739	$335,739

Property Expenses	(33,396)	(30,355)	(98,386)	(87,487)
General and Administrative (a)	(8,598)	(7,485)	(25,631)	(24,970)
Depreciation of Corporate FF&E	(257)	(217)	(657)	(611)
Depreciation and Other Amortization of Real Estate	(32,886)	(34,152)	(96,907)	(96,921)
Total Expenses	(75,137)	(72,209)	(221,581)	(209,989)
Gain on Sale of Real Estate	8,879	6,525	66,378	29,594
Interest Expense	(9,849)	(12,775)	(34,374)	(37,864)
Amortization of Debt Issuance Costs	(782)	(905)	(2,666)	(2,477)
Income from Operations Before Equity in Loss of Joint Ventures and Income Tax (Provision) Benefit	$44,193	$36,830	$162,496	$115,003
Equity in Loss of Joint Ventures	(15)	(162)	(154)	(236)
Income Tax (Provision) Benefit	(759)	39	(2,179)	(105)
Net Income	$43,419	$36,707	$160,163	$114,662
Net Income Attributable to the Noncontrolling Interests	(973)	(748)	(3,583)	(2,400)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$42,446	$35,959	$156,580	$112,262
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$42,446	$35,959	$156,580	$112,262
Depreciation and Other Amortization of Real Estate	32,886	34,152	96,907	96,921
Noncontrolling Interests	973	748	3,583	2,400
Gain on Sale of Real Estate	(8,879)	(6,525)	(66,378)	(29,594)
Income Tax Provision - Allocable to Gain on Sale of Real Estate including Joint Ventures	337	—	1,888	—
Funds From Operations (NAREIT) ("FFO") (b)	$67,763	$64,334	$192,580	$181,989
Amortization of Equity Based Compensation	3,508	3,078	10,572	9,827
Amortization of Debt Discounts and Hedge Costs	104	104	312	312
Amortization of Debt Issuance Costs	782	905	2,666	2,477
Depreciation of Corporate FF&E	257	217	657	611
Non-incremental Building Improvements	(5,728)	(5,588)	(10,365)	(10,191)
Non-incremental Leasing Costs	(6,039)	(5,747)	(20,087)	(13,706)
Capitalized Interest	(3,814)	(1,571)	(8,150)	(5,029)
Capitalized Overhead	(1,658)	(1,114)	(4,737)	(3,832)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(3,417)	(1,899)	(12,597)	(7,434)
Adjusted Funds From Operations ("AFFO") (b)	$51,758	$52,719	$150,851	$155,024

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$42,446	$35,959	$156,580	$112,262
Interest Expense	9,849	12,775	34,374	37,864
Depreciation and Other Amortization of Real Estate	32,886	34,152	96,907	96,921
Severance and Retirement Benefit Expense (a)	—	—	—	1,204
Income Tax Provision (Benefit) - Not Allocable to Gain on Sale of Real Estate	422	(39)	291	105
Income Tax Provision - Allocable to Gain on Sale of Real Estate including Joint Ventures	337	—	1,888	—
Noncontrolling Interests	973	748	3,583	2,400
Amortization of Debt Issuance Costs	782	905	2,666	2,477
Depreciation of Corporate FF&E	257	217	657	611
Gain on Sale of Real Estate	(8,879)	(6,525)	(66,378)	(29,594)
Adjusted EBITDA (b)	$79,073	$78,192	$230,568	$224,250
General and Administrative (a)	8,598	7,485	25,631	23,766
FFO from Joint Ventures	15	162	154	236
Net Operating Income ("NOI") (b)	$87,686	$85,839	$256,353	$248,252
Non-Same Store NOI	(6,410)	(10,893)	(19,670)	(21,906)
Same Store NOI Before Same Store Adjustments (b)	$81,276	$74,946	$236,683	$226,346
Straight-line Rent	(1,822)	(707)	(6,202)	(3,739)
Above (Below) Market Lease Amortization	(219)	(256)	(664)	(786)
Lease Termination Fees	(159)	(1)	(415)	(703)
Same Store NOI (Cash Basis without Termination Fees) (b)	$79,076	$73,982	$229,402	$221,118

Weighted Avg. Number of Shares/Units Outstanding - Basic	131,668	129,914	131,345	129,357
Weighted Avg. Number of Shares Outstanding - Basic	129,633	127,903	129,275	127,306

Weighted Avg. Number of Shares/Units Outstanding - Diluted	132,178	130,294	131,841	129,720
Weighted Avg. Number of Shares Outstanding - Diluted	129,722	128,101	129,362	127,495

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$42,446	$35,959	$156,580	$112,262
Less: Allocation to Participating Securities	(48)	(59)	(170)	(177)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$42,398	$35,900	$156,410	$112,085

Basic and Diluted Per Share	$0.33	$0.28	$1.21	$0.88

FFO (NAREIT) (b)	$67,763	$64,334	$192,580	$181,989
Less: Allocation to Participating Securities	(194)	(219)	(531)	(595)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$67,569	$64,115	$192,049	$181,394

Basic and Diluted Per Share/Unit	$0.51	$0.49	$1.46	$1.40

Common Dividends/Distributions Per Share/Unit	$0.27	$0.25	$0.81	$0.75

Balance Sheet Data (end of period):	September 30, 2021	December 31, 2020
Gross Real Estate Investment	$4,449,915	$4,087,633
Total Assets	3,975,444	3,791,938
Debt	1,607,936	1,594,641
Total Liabilities	1,901,862	1,844,618
Total Equity	2,073,582	1,947,320

(a)	Nine Months Ended September 30, 2020
General and Administrative per the Form 10-Q	$24,970
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$23,766

(b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures. For the nine months ended September 30, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations, cash flows (calculated in accordance with GAAP) or as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2020 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2020 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. Same Store revenues for the nine months ended September 30, 2020 excludes $1,055 of insurance settlement gain relating to a building destroyed by fire in 2016. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.